EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We consent to the incorporation by reference in Registration Statement No. 333-252934 on Form S-3 of our report dated February 7, 2023, relating to the consolidated financial statements of Boardwalk Pipeline Partners, LP and subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP
Houston, Texas
February 7, 2023